EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 16, 2023, with respect to the consolidated financial statements and financial statement schedule III of Sila Realty Trust, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Tampa, Florida
November 30, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.